Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of November 12, 2020 (this “Agreement”) is made and entered into by and between Urovant Sciences Ltd., an exempted limited company incorporated under the laws of Bermuda (the “Company”), and Sumitovant Biopharma Ltd., an exempted limited company incorporated under the laws of Bermuda (“Shareholder”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Company, Shareholder, Titan Ltd., an exempted limited company incorporated under the laws of Bermuda and a wholly owned Subsidiary of Shareholder (“Merger Sub”) and, solely with respect to Section 9.13 of the Merger Agreement (as defined below), Sumitomo Dainippon Pharma Co., Ltd., a company organized under the laws of Japan (“Sumitomo”), have entered into that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company as a wholly owned Subsidiary of Shareholder;

WHEREAS, as of the date hereof, Shareholder is the record or beneficial owner of the number and type of equity interests of the Company (“Shares”) set forth on Schedule A hereto ((as it may be amended pursuant to Section 5 of this Agreement), together with any additional Shares or other voting securities of the Company which Shareholder owns of record or beneficially as of the date hereof or of which Shareholder acquires after the date hereof record or beneficial ownership, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, redesignation or exchange, upon exercise or conversion of any options, warrants or other securities, or otherwise, “Covered Shares”); and

WHEREAS, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby (the “Transactions”), including the Merger, the Company and Shareholder are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Shareholder hereby agree as follows:

AGREEMENT

1.    Agreement to Vote.

a.    From the date hereof until the earlier of the Termination Date (as defined below) or the Closing, Shareholder irrevocably and unconditionally agrees that it will at any meeting of the shareholders of the Company (whether annual, special or otherwise and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of shareholders of the Company, however proposed:

i.    (A) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and when a written consent is proposed, respond to each request by the Company for written consent and (B) so long as Shareholder is not prohibited by applicable Law or prohibited by a contractual obligation with the Company, vote or consent, or cause to be voted at such meeting or cause such consent to be granted with respect to, all Covered Shares in favor of (x) the Merger and the adoption of the Merger Agreement and the Statutory Merger Agreement (each as they may be amended from time to time), including with respect to the Company Shareholder Approval and (y) each of the other Transactions and documents relating thereto of which approval of the Company’s stockholders is solicited; and

ii.    so long as Shareholder is not prohibited by applicable Law or prohibited by a contractual obligation with the Company, vote or consent, or cause to be voted at such meeting or cause such consent to be granted with respect to, all Covered Shares against any matter that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the other Transactions if the Special Committee recommends a vote against such matter.

b.    Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts between the Company or any of its Affiliates, on the one hand, and Shareholder or any of its Subsidiaries, on the other hand, or pursuant to any rights Shareholder may have under such Contracts.

2.    No Inconsistent Agreements. Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, Shareholder (a) has not entered into, and will not enter into at any time prior to the Termination Date, any voting agreement, voting trust or other agreement that directly or indirectly addresses or involves voting with respect to any Covered Shares and (b) has not granted, and will not grant at any time prior to the Termination Date, a proxy or power of attorney, or enter into any voting trust, with respect to any Covered Share.

3.    Termination. This Agreement will terminate upon the earliest of (a) the Closing, (b) the date that the Merger Agreement is validly terminated in accordance with Section 8.01 of the Merger Agreement and (c) an Adverse Recommendation Change (such earliest date, the “Termination Date”); provided, that the provisions set forth in Sections 9 and 12 through 23 will survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to the Termination Date will survive the termination of this Agreement, but that, notwithstanding anything to the contrary contained herein, Shareholder will not be liable for any money damages for any breach of this Agreement, other than a breach resulting from an action or omission intentionally taken (or failed to be taken) by Shareholder with the knowledge that such action or omission would, or would reasonably be expected to, cause such breach of a representation, warranty, covenant or obligation of Shareholder contained in this Voting Agreement.

4.    Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to the Company as follows:

a.    Schedule A lists all shares and other equity interests owned of record or beneficially by Shareholder in the Company as of the date hereof. Schedule A lists all options, warrants and other securities convertible into or exercisable or exchangeable for shares and other equity interests in the Company owned of record or beneficially by Shareholder as of the date hereof. Except as set forth on Schedule A, as of the date hereof, Shareholder does not own of record or beneficially any voting securities or other equity securities in the Company or any securities convertible into or exercisable or exchangeable for any such voting securities or other equity securities. Shareholder does not own of record any shares that are beneficially owned by a third Person.

b.    Shareholder is the record or beneficial owner of, and has good and valid title to, all Covered Shares as of the date hereof, free and clear of all liens, pledges, restrictions and other encumbrances (a “Lien”), other than (i) as created by this Agreement, (ii) as created by any applicable securities Laws, (iii) under the Company Memorandum of Association or Company Bye-Laws, (iv) under that certain Investor Rights Agreement dated as of December 27, 2019 among the Company, Shareholder and Sumitomo(the “Investor Rights Agreement”), or (v) as would not impair Shareholder’s ability to timely perform its obligations under this Agreement. Shareholder has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights. Except as pursuant to the Investor Rights Agreement, such Covered Shares are not subject to any voting trust agreement or other contract to which Shareholder is a party restricting or otherwise relating to the voting or sale (constructive or otherwise), transfer, pledge, hypothecation, grant, gift, encumbrance, assignment or other disposal or disposition (collectively, “Transfer”) of such Covered Shares. Shareholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to such Covered Shares, except as contemplated by this Agreement.

c.    Shareholder has full legal power, authority and capacity to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

d.    Except for the applicable requirements of the Exchange Act, (i) no filing with, and no Permit is necessary on the part of Shareholder for the execution, delivery and performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby and (ii) none of the execution, delivery or performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Shareholder pursuant to, any contract to which Shareholder is a party or by which Shareholder or any property or asset of Shareholder is bound or affected or (B) violate any Law or Judgment applicable to Shareholder or any of Shareholder’s properties or assets except, in the case of clause (A) or (B), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Shareholder to perform its obligations hereunder on a timely basis.

e.    There is no Action pending against Shareholder or, to the actual knowledge of Shareholder, any other Person or, to the actual knowledge of Shareholder, threatened against Shareholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Company of its rights under this Agreement or the performance by Shareholder of its obligations under this Agreement on a timely basis.

f.    Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties and covenants of Shareholder contained herein and would not enter into the Merger Agreement if Shareholder did not enter into this Agreement.

5.    Certain Covenants of Shareholder. Shareholder hereby covenants and agrees as follows:

a.    Except as contemplated hereby and until the earliest of the Termination Date or the Closing, Shareholder will not (i) tender any Covered Shares into any tender or exchange offer, (ii) Transfer or enter into any contract with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of Law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement or (iv) take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing, delaying, impairing or disabling Shareholder from performing its obligations under this Agreement in any material respect. Any Transfer in violation of this Section 5(a) will be void.

b.    In the event that Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests will automatically become subject to the terms of this Agreement. Shareholder will promptly notify the Company in writing of any such event.

c.    Shareholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights (including, without limitation, under Section 106(6) of the Bermuda Companies Act) in connection with the Merger.

d.    Subject to the terms and conditions of this Agreement, Shareholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Shareholder’s obligations under this Agreement.

6.    Shareholder Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement will limit or restrict a designee of Shareholder from acting in his or her capacity as a director of the Company or fulfilling the obligations of such office, including by acting or voting in his or her capacity as a director of the Company, in such designee’s sole discretion on any matter, including causing the Company to exercise rights under the Merger Agreement (in accordance with the terms thereof), and no such actions or omissions will be deemed a breach of this Agreement (it being understood that this Agreement will apply to Shareholder solely in Shareholder’s capacity as a shareholder of the Company).

7.    No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares will remain vested in and belong to Shareholder, and, except as otherwise provided herein, the Company will have no authority to direct Shareholder in the voting or disposition of any Covered Shares.

8.    Disclosure. Each party hereto hereby authorizes the Company to publish and disclose in any announcement or disclosure Shareholder’s identity and ownership of the Covered Shares and the nature of Shareholder’s obligations under this Agreement, and to disclose a copy of this Agreement, in each case, to the extent required by applicable Law.

9.    Expenses. Except as otherwise expressly provided herein, Shareholder, on the one hand, and the Company, on the other hand, will pay all of their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement.

10.    Further Assurances. From time to time, at the request of the other parties hereto and without further consideration, each party hereto will take such further action as may reasonably be deemed by any of the other parties hereto to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

11.    Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party hereto.

12.    Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any covenants and agreements contained in this Agreement; or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by the Company will require the approval of the Company’s shareholders unless such approval is required by Law but will be at the direction of and approved by the Special Committee. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party in exercising any right, power, or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

13.    Interpretation.

a.    When a reference is made in this Agreement to an Article, a Section, a Schedule or an Exhibit, such reference will be to an Article, a Section, a Schedule or an Exhibit of or to this Agreement unless otherwise indicated. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein has the meaning assigned to such term in this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” The following general rules apply: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein will include any modification, amendment or re-enactment thereof, and any Law substituted therefore, in each case as of the time of inquiry, representation, or covenant and all rules, regulations and statutory instruments issued or related to such Law. Any reference to a Governmental Entity will be also deemed to refer to any successor thereto unless the context requires otherwise. A reference to any agreement (including this Agreement), or Contract is, unless otherwise specified, to the agreement, Contract as amended, modified, supplemented or replaced at the time of inquiry, representation or covenant. Neither the specification of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party will use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between or among the Parties as to whether any obligation, item or matter is or is not material for purposes of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction of this Agreement. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). References herein to a Person are also to its successors and permitted assigns. Unless otherwise specifically indicated, all references to “$” will be deemed references to the lawful money of the United States of America.

b.    Each party represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The parties have participated jointly in the negotiation and drafting of this Agreement in connection with the Transactions, with the opportunity to seek advice as to their legal rights from such counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as jointly drafted by the parties hereto and no presumption or burden of proof is to arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.

14.    Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing (including email, so long as a receipt of such email is requested and received) and will be given to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

if to the Company, to:

Urovant Sciences Ltd.

5281 California Ave., Suite #100

Irvine, CA 92671

Email:          bryan.smith@urovant.com

Attention:    General Counsel

with a copy (which will not constitute notice) to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, California 92660

Facsimile:    (949) 823-6994

Email:          mpeterson@omm.com

Attention:    Mark D. Peterson

if to Shareholder, to:

Sumitovant Biopharma Ltd.

11-12 St. James’s Square, Suite 1, 3rd Floor

London, United Kingdom SW1Y 4LB

Email:          marianne.romeo@roivant.com

Attention:    Marianne L. Romeo, Head, Global Transactions & Risk Management

and to:

Sumitovant Biopharma, Inc.

151 W. 42nd Street, 15th Floor

New York, NY 10036

Email:          tara.soni@sumitovant.com

Attention:    Tara Soni, Head of Legal and Compliance

and to:

Sumitomo Dainippon Pharma Co., Ltd.

6-8, Doshomachi 2-Chome, Chuo-ku

Osaka, Japan 541-0045

Facsimile:    +81-3-5159-3004

Email:          tsutomu-nakagawa@ds-pharma.co.jp

Attention:    Tsutomu Nakagawa, Senior Director, Global Corporate Strategy

with a copy (which will not constitute notice) to:

Jones Day

3161 Michelson Drive

Irvine, California 91612

Facsimile:    (949) 553-7539

Email:          jonnbeeson@jonesday.com

Attention:    Jonn R. Beeson

All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request, or communication will be deemed to have been received on the next succeeding Business Day in the place of receipt.

15.    Entire Agreement. This Agreement and the Merger Agreement (including the Exhibits, Company Disclosure Letter) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

16.    No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or will confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit, claim or remedy of any nature under or by reason of this Agreement.

17.    Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the Persons that are expressly named as parties to this Agreement. Except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, no past, present or future shareholder, member, partner, manager, director, officer, employee, Affiliate, agent or representative of any party to this Agreement will have any Liability (whether in contract, tort, equity or otherwise) for any of the representations, warranties, covenants, agreements or other obligations or Liabilities of any of the parties to this Agreement or for any claim based upon, arising out of or related to this Agreement.

18.    Governing Law. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAWS OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THE PROVISIONS OF THE LAWS OF BERMUDA ARE MANDATORILY APPLICABLE TO THE MERGER.

19.    Specific Enforcement; Jurisdiction; Venue. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement, including failing to take such actions as are required of them hereunder to consummate the Transactions. It is agreed that the parties are entitled to enforce specifically the performance of terms and provisions of this Agreement in any court referred to below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. In addition, each of the parties hereto irrevocably agrees that any Action arising out of or relating to this Agreement brought by (x) Shareholder or any of its Affiliates against the Company or its Affiliates and (y) by the Company or any of its Subsidiaries against Shareholder or any of its Affiliates, in any such case, will be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court, in each case, except to the extent that any such proceeding mandatorily must be brought in Bermuda. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein will constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

20.    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

21.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, (a) such term or other provision will be fully separable, (b) this Agreement will be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 21 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

22.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 22.

23.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24.    IRREVOCABLE PROXY. At all times prior to the Termination Date, (a) Shareholder hereby grants to the Company (and any designee of the Company) a proxy (and appoints the Company or any such designee of the Company as its attorney-in-fact) to appear, cause to be counted, vote, and to exercise all voting and consent rights of

Shareholder with respect to, the Covered Shares (including, without limitation, the power to execute and deliver written consents) in accordance with, and solely with respect to, Subsection 1(a)(i) at any meeting of shareholders of the Company (whether annual, special or otherwise and whether or not an adjourned or postponed meeting) at which any of the transactions, actions or proposals contemplated by Subsection 1(a)(i) are or will be considered and in every written consent in lieu of such meeting and (b) such proxy and appointment shall (i) be irrevocable in accordance with the provisions of Bermuda law, (ii) be coupled with an interest, and (iii) survive the dissolution, bankruptcy or other incapacity of Shareholder; provided, that Shareholder’s grant of the proxy contemplated by this Section 24 shall be effective if, and only if, Shareholder has not delivered to the Company at least five (5) Business Days prior to the meeting at which any of the matters described in Subsection 1(a)(i) are to be considered, or within five (5) Business Days after any request for a written consent in lieu of such meeting addressing any of the matters described in Subsection 1(a)(i), a duly executed proxy card directing that all of the Covered Shares of Shareholder be voted in accordance with Subsection 1(a)(i); provided, further, that any grant of such proxy shall not grant the Company (or any designee of the Company) the right, and Shareholder shall retain the authority, to vote on all other matters, including those matters contemplated by Subsection 1(a)(ii). Shareholder hereby represents that any proxies heretofore given in respect of any of the Covered Shares, if any, are revocable, and hereby revokes all such proxies, and that Shareholder agrees not to grant any subsequent proxies with respect to any Covered Shares at any time prior to the Termination Date, except to comply with its obligations under Section 1. Shareholder hereby affirms that the irrevocable proxy set forth in this Section 24, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Shareholder under this Agreement.

25.    Affiliates. Shareholder hereby covenants and agrees that it will cause each of its Affiliates (other than the Company and the Company Subsidiaries) to comply with this Agreement as if each such Affiliate was itself a party to this Agreement.

[The remainder of this page is intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Company and Shareholder have caused to be executed or executed this Voting and Support Agreement as of the date first written above.

SUMITOVANT BIOPHARMA LTD.

By:	/s/ Marianne L. Romeo

Name:	Marianne L. Romeo

Title:	Head, Global Transactions & Risk Management

Signature Page to Voting and Support Agreement

IN WITNESS WHEREOF, the Company and Shareholder have caused to be executed or executed this Voting and Support Agreement as of the date first written above.

UROVANT SCIENCES LTD.

By:	/s/ James Robinson
Name:	James Robinson
Title:	Principal Executive Director

Signature Page to Voting and Support Agreement

SCHEDULE A

Shareholder owns 22,963,263 Common Shares.